                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            A. O. Smith Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            A. O. Smith Corporation
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                       LOGO

                                 P.O. BOX 23973
                            MILWAUKEE, WI 53223-0973

                           NOTICE AND PROXY STATEMENT

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

     PLEASE TAKE NOTICE that the annual meeting of the stockholders of A. O. SMITH CORPORATION will be held on Wednesday, April 13, 1994 at 9:00 A.M. Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware for the following purposes:

     (1) To elect six directors chosen by the holders of Class A Common Stock.

     (2) To elect three directors chosen by the holders of Common Stock.

     (3) To consider and act upon a proposal to increase the number of shares of Common Stock reserved under and make certain other amendments to and restate the 1990 Long-Term Executive Incentive Compensation Plan.

     (4) To ratify the appointment of Ernst & Young as the Company's independent auditors for 1994.

     (5) To consider and vote on the stockholder proposals set forth in the proxy statement, if properly presented at the meeting.

     (6) To transact such other business and act upon such other matters which may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Class A Common Stock and the Common Stock of the Company at the close of business on February 23, 1994, will be entitled to notice of and to vote at the meeting. The list of stockholders entitled to vote at the meeting will be available as of April 1, 1994 for examination by stockholders for purposes related to the meeting at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware.

     YOU ARE INVITED TO ATTEND THE MEETING IN PERSON; HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE TAKE A FEW MINUTES TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ENCLOSED WITHIN.

                                                 W. David Romoser
                                                 Secretary

March 3, 1994

                                       LOGO
                 ----------------------------------------------

                                 P.O. BOX 23973
                        MILWAUKEE, WISCONSIN 53223-0973
                 ----------------------------------------------

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished to stockholders of A. O. Smith Corporation (the "Company") in connection with the solicitation by its Board of Directors of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, April 13, 1994 at 9:00 A.M., Eastern Time, at Wilmington, Delaware.

     The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 23, 1994 (the "Record Date"). As of the Record Date, the Company had issued 6,084,795 shares of Class A Common Stock, par value $5 per share, 6,081,297 shares of which were outstanding and entitled to one vote each for Class A Common Stock directors and other matters. As of the Record Date, the Company had issued 15,614,855 shares of Common Stock, par value $1 per share, 14,734,569 shares of which were outstanding and entitled to one vote each for Common Stock directors and one-tenth (1/10) vote each for other matters.

     The Notice of 1994 Annual Meeting of Stockholders, this proxy statement, form of proxy card and the Company's 1993 Annual Report are being mailed on or about March 3, 1994 to each stockholder of the Company at the holder's address of record.

     Under the Company's Restated Certificate of Incorporation, as long as the number of outstanding shares of Common Stock is at least 10% of the aggregate number of outstanding shares of Class A Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. Stockholders are entitled to one vote per share in the election of directors for their class of stock.

     A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the annual meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is met.

     Directors are elected by a plurality of the votes cast, by proxy or in person, with the holders voting as separate classes. A plurality of votes means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares which are not voted, whether by abstention, broker nonvotes or otherwise, will have no effect on the election of directors.

     For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one vote per share and the Common Stock entitled to 1/10th vote per share. All such other matters are decided by a majority of the votes cast. On such other matters, an abstention will have the same effect as a "no" vote but, because shares held by brokers will not be considered to vote on matters as to which the brokers withhold authority, a broker nonvote will have no effect on the vote.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. A proxy may be revoked by the person giving it at any time before the exercise thereof by written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person. All valid proxies not revoked will be voted unless marked to abstain. Where a choice is specified on a proxy, the shares represented by such proxy will be voted in accordance with the specification made. If no instruction is indicated, the shares will be voted FOR proposals (1) through (4) set forth in the accompanying notice and AGAINST the stockholder proposals referenced in (5).

     The cost of soliciting proxies, including preparing, assembling and mailing the notice of meeting, proxy statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by the Company. In addition to solicitation by mail, directors, officers, regular employees of the Company and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. The Company may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy material to principals and beneficial owners.

NOTE: ALL REFERENCES IN THIS PROXY STATEMENT TO NUMBER OF SHARES OUTSTANDING, PRICE PER SHARE, STOCK OPTIONS AND EXERCISE PRICES REFLECT THE TWO-FOR-ONE STOCK SPLIT IN THE FORM OF A 100% STOCK DIVIDEND, DECLARED BY THE BOARD OF DIRECTORS ON JUNE 8, 1993, AND PAID ON AUGUST 16, 1993 TO STOCKHOLDERS OF RECORD ON JULY 30, 1993.

                             PRINCIPAL STOCKHOLDERS

     The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of the Company's stock. Unless otherwise noted, the table reflects beneficial ownership as of January 31, 1994.

  TITLE OF             NAME AND ADDRESS          AMOUNT AND NATURE OF     PERCENT
    CLASS            OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OF CLASS
- -------------    ----------------------------    --------------------     --------
Class A          Smith Investment Company          5,378,168(1)             88.4%
Common Stock     P.O. Box 23976
                 Milwaukee, WI 53223-0976
Common Stock     Smith Investment Company          1,039,384(2)              7.1%(2)
                 P.O. Box 23976
                 Milwaukee, WI 53223-0976
Common Stock     FMR Corp. and                     2,665,050(3)             18.2%
                 Edward C. Johnson 3d
                 82 Devonshire Street
                 Boston, MA 02109
Common Stock     Mitchell Hutchins Asset             755,400(4)              5.2%
                 Management Inc.
                 1285 Avenue of the Americas
                 New York, NY 10019

- ----------------

(1) Of the shares listed for Smith Investment Company ("SICO"), 200,000 of the Class A Common Stock shares are held by SCAP Corporation, which is a wholly-owned subsidiary of SICO. SICO and SCAP Corporation each have sole voting and sole dispositive power with respect to the shares described above.

(2) Pursuant to the Company's Restated Certificate of Incorporation dated January 26, 1993, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. For purposes of computing beneficial ownership of SICO's Common Stock, assuming that all Class A Common Stock held by SICO was converted into Common Stock, SICO's beneficial ownership of the Common Stock is 6,417,552 shares, which represents 32.0% of the class of Common Stock.

(3) FMR Corp. has sole voting power with respect to 570,750 shares and sole dispositive power with respect to 2,665,050 shares and Edward C. Johnson 3d has sole dispositive power with respect to 2,665,050 shares.

(4) Mitchell Hutchins Asset Management Inc. has shared voting and shared dispositive power with respect to all 755,400 shares.

     Information on beneficial ownership is based upon Schedules 13D or 13G filed with the Securities and Exchange Commission, as updated by FMR Corp. and Mitchell Hutchins Asset Management Inc. on February 14, 1994, and any additional information which may have been provided to the Company by any beneficial owners.

     On January 31, 1994, Arthur O. Smith owned beneficially 121,845 shares, and his wife owned of record and beneficially 3,485 shares of the outstanding capital stock of SICO; various trusts held 195,730 shares for the benefit of the wife and issue of Arthur O. Smith. On January 31, 1994, Lloyd B. Smith owned beneficially 9,502 shares of the outstanding capital stock of SICO; various trusts held 303,503 shares for the benefit of the wife and issue of Lloyd B. Smith. In addition, Messrs. Smith were trustees of various trusts for the benefit of persons other than themselves, their wives and issue, which trusts held on January 31, 1994 an aggregate of 524,460 shares of the outstanding capital stock of SICO. The shares of SICO held beneficially by Messrs. Smith and their wives, together with shares held by Messrs. Smith in trust for others comprised 69.5% of the 1,667,635 outstanding shares of capital stock of SICO on January 31, 1994. Messrs. Smith have shared investment and voting power on all trusts for which they are co-trustees. On all other trusts, one or the other shares trust powers with at least one other person. Messrs. Smith disclaim that any of the foregoing interests in the capital stock of SICO constitute beneficial ownership of any Common Stock of the Company.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected to serve until the next succeeding annual meeting of stockholders and thereafter until their respective successors shall be duly elected and qualified. Owners of Class A Common Stock are entitled to elect 6 directors and owners of Common Stock are entitled to elect the 3 remaining directors.

     It is intended that proxies hereby solicited will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the 9 nominees named below. All nominees have consented to being named in the proxy statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, proxies will be voted for such substitute nominee as may be nominated by the Board of Directors. Thomas F. Russell is retiring from the board and therefore will not be standing for re-election as a director.

     The following information has been furnished to the Company by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last 5 years unless otherwise stated.

NOMINEES -- CLASS A COMMON STOCK

     TOM H. BARRETT -- Retired Chairman of the Board, President and Chief Executive Officer, The Goodyear Tire & Rubber Company -- rubber products.

     Mr. Barrett is 63 years of age and has been a director of the Company since 1981. He is the chairman of the Personnel and Compensation Committee of the Board. He was with Goodyear from 1953 to 1991. He is also a director of Air Products and Chemicals, Inc., Fieldcrest Cannon, Inc. and Rubbermaid Incorporated, as well as a Trustee of the Mutual Life Insurance Company of New York and a partner in American Industrial Partners, a private investment partnership.

     GLEN R. BOMBERGER -- Executive Vice President and Chief Financial Officer.

     Mr. Bomberger, 56, became a director and executive vice president and chief financial officer in 1986. He is a member of the Investment Policy Committee of the Board. Mr. Bomberger joined the Company in 1960. He is currently a director and vice president-finance of SICO. He is a director of Portico Funds, Inc.

     THOMAS I. DOLAN -- Retired Chairman of the Board.

     Mr. Dolan, 66, retired as Chairman of the Board on March 31, 1992, a position which he held since 1984. He became chief executive officer of the Company in 1983 and served in that capacity until 1989. He was elected president and a director in 1982. Mr. Dolan joined the Company in 1979. He is a trustee of Northwestern Mutual Life Insurance Company.

     ROBERT J. O'TOOLE -- Chairman of the Board, President and Chief Executive Officer.

     Mr. O'Toole, 53, became Chairman of the Board on March 31, 1992. He is a member of the Investment Policy Committee of the Board. He was elected chief executive officer in March 1989. He also served as the head of the Automotive Products Company, a division of the Company, from November 1990 until May 1992. He was elected president, chief operating officer and a director in 1986. Mr. O'Toole joined the Company in 1963. He is a director of Firstar Bank Milwaukee, N.A.

     DONALD J. SCHUENKE -- Retired Chairman of Northwestern Mutual Life Insurance Company.

     Mr. Schuenke, 65, was elected a director of the Company in October, 1988. He is Chairman of the Investment Policy Committee of the Board. He was elected chairman of Northwestern Mutual in January 1990 and retired from that position on January 31, 1994. He was chief executive officer of Northwestern Mutual Life Company from March 1983 to October 1993. Mr. Schuenke is an officer and director of Northwestern Mutual Select Bond Fund, Inc., Northwestern Mutual Money Market Fund, Inc., Northwestern Mutual Balanced Fund, Inc., Northwestern Mutual Capital Appreciation Stock Fund, Inc., Northwestern Mutual Aggressive Growth Stock Fund, Inc., Northwestern Mutual Index 500 Stock Fund, Inc., and Northwestern Mutual Variable Life Series Fund, Inc. He is a director of Allen-Edmonds Shoe Corporation, Badger Meter, Inc. and Federal Home Loan Mortgage Corporation, Northern Telecom Inc. and Northern Telecom Limited.

     ARTHUR O. SMITH -- Director, Chairman and Chief Executive Officer of Smith Investment Company.

     Mr. Smith is 63 years of age and has been a director of the Company since 1960. He is a member of the Personnel and Compensation Committee and the Investment Policy Committee of the Board. He is chairman and chief executive officer of SICO and the retired chairman of ASI Technologies, Inc. He was president of SICO until July 1, 1993. Mr. Smith is the brother of Lloyd B. Smith, who retired as director of the Company on April 7, 1993.

NOMINEES -- COMMON STOCK

     RUSSELL G. CLEARY -- Chairman and Chief Executive Officer, Cleary Management Corporation -- a privately held business and real estate development corporation.

     Mr. Cleary is 60 years of age and has been a director of the Company since 1984. He is a member of the Personnel and Compensation Committee of the Board. Mr. Cleary has been chairman and chief executive officer of Cleary Management since 1989. Formerly he was chairman, president and chief executive officer of
G. Heileman Brewing Company, Inc. and retired in December 1988. Mr. Cleary is a director of Ecolab, Inc., Kohler Company, Heileman Holding Company and also Chairman of the Board of First State Bancorp, Inc.

     LEANDER W. JENNINGS -- Chairman and Chief Executive Officer, Jennings & Associates -- financial management consulting.

     Mr. Jennings is 65 years of age and was elected a director of the Company in 1987. He is a member of the Audit Committee of the Board. He has been chairman and chief executive officer of Jennings & Associates since 1985. Mr. Jennings retired as managing partner and senior operating committee member of Peat, Marwick, Mitchell & Company in 1985. He is also a director of Fruit of the Loom, Inc., Prime Capital Corporation, Alberto Culver Company and TEPPCO, Inc.

     DR. AGNAR PYTTE -- President, Case Western Reserve University

     Dr. Pytte, 61, was elected a director of the Company in February 1991. He is a member of the Audit Committee of the Board. He became the president of Case Western Reserve University in July 1987. Prior to July 1987, Dr. Pytte was the provost at Dartmouth College where he held other academic positions since 1959. Dr. Pytte is also a director of The Goodyear Tire & Rubber Company.

                                BOARD COMMITTEES

     The Board of Directors of the Company serves as a committee of the whole for designating nominees for election as director. The Board of Directors will consider written recommendations directed to the Chairman from stockholders concerning nominees for Director. The Board of Directors has 3 standing committees, the Personnel and Compensation Committee, the Investment Policy Committee and the Audit Committee. In 1993 the Personnel and Compensation Committee held 4 meetings, the Investment Policy Committee held 4 meetings and the Audit Committee met 3 times. The Personnel and Compensation Committee is responsible for establishing and administering the Company's compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives. The Investment Policy Committee is responsible for investment policy and certain other matters for all Company retirement funds and other employee benefit funds. The Audit Committee recommends the firm which will act as independent auditors for the Company and has the responsibility to review audit procedures and the internal controls of the Company.

                             DIRECTOR COMPENSATION

     Directors, other than employees of the Company, received $20,000 annually, plus expenses and $1,000 for attendance at each Board meeting. Each Audit Committee member receives $2,000 and the chairman receives $3,000 annually; Committee members are also entitled to $650 per meeting. Each member of the Personnel and Compensation Committee receives $1,500 and the Chairman receives $2,000 annually; Committee members are also entitled to $650 per meeting. Each Investment Policy Committee member receives $1,500 and the chairman receives $2,000 annually; Committee members are also entitled to $1,650 per meeting. Directors who are employees of the Company are not compensated for service as directors or committee members or for attendance at board or committee meetings. During 1993, a total of 6 regular meetings of the Board of Directors were held. Each director attended at least 75% or more of the total of all meetings held by the board and the committee(s) on which the director served.

     Certain directors have elected to defer payment of their fees under the Corporate Directors' Deferred Compensation Plan (the "Directors' Plan"). The Directors' Plan allows directors to defer all or a portion (not less than 50%) of their fees until any date but not later than the year in which age 71 is attained. Payments can be made in a lump sum or in not more than 10 annual installments. Deferred fees earn interest based on an established prime rate.

     The A. O. Smith Non-Employee Directors' Retirement Plan provides an annual benefit for outside directors after 5 years of service and attainment of age 70. The annual benefit amount, payable in quarterly installments, is the annual retainer in effect at the time of retirement. Benefit payments continue for a period equal to the number of years of service as a director, but not to exceed 10 years; all payments cease upon death of the director.

     Under an agreement with the Company, Mr. Dolan is entitled to $87,500 of term insurance in addition to the life insurance provided by the Company for its retired salaried employees.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows, as of January 31, 1994, the Class A Common Stock and Common Stock of the Company as well as the Class A Common Stock and Common Stock options exercisable on or before April 1, 1994, and the common stock of SICO beneficially owned by each Director, each named Executive Officer in the Summary Compensation Table and by all Directors and Executive Officers as a group.

COMPANY COMMON STOCK

                          TYPE OF         AMOUNT AND NATURE OF
        NAME               STOCK         BENEFICIAL OWNERSHIP(1)     PERCENT
- --------------------    ------------     -----------------------     --------
Tom H. Barrett               --                  --                    --
Glen R. Bomberger       Common Stock          155,240 shares(2)       1.06%
Russell G. Cleary       Common Stock           31,332 shares(4)           *
Thomas I. Dolan         Common Stock           18,318 shares              *
Donald L. Dunaway       Common Stock           97,710 shares(2)           *
Leander W. Jennings     Common Stock            1,000 shares              *
Rodney A. LeMense       Common Stock           10,268 shares              *
Samuel Licavoli         Common Stock            5,000 shares              *
Robert J. O'Toole       Common Stock          418,928 shares(2)       2.86%
Dr. Agnar Pytte         Common Stock            2,000 shares              *
Thomas F. Russell       Common Stock              900 shares              *
Donald J. Schuenke      Common Stock            2,000 shares              *
Arthur O. Smith(5)           --                  --                    --
Lloyd B. Smith(5)            --                  --                    --
All 23 Directors and    Common Stock          943,539 shares(2)       6.44%
  Executive Officers
  as a Group

*Represents less than one percent.

SICO COMMON STOCK

                          TITLE OF        AMOUNT AND NATURE OF       PERCENT
        NAME               CLASS          BENEFICIAL OWNERSHIP       OF CLASS
- --------------------    ------------     -----------------------     --------
Arthur O. Smith         Common Stock          121,845 shares(3)       7.31%
Lloyd B. Smith          Common Stock            9,502 shares(3)       0.57%
All 23 Directors        Common Stock          131,347 shares          7.88%
  and Officers
  as a Group

- ----------------

(1) Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

(2)  Includes 391,800, 138,800, 75,400 and 741,600 shares of Common Stock subject to options exercisable on or before April 1, 1994, respectively for Messrs. O'Toole, Bomberger and Dunaway and for all Directors and Executive Officers as a group. Please refer to the Option Grants and Option Exercise Tables for additional stock option information.

(3)  See also "Principal Stockholders."

(4) Mr. Cleary has shared voting and shared dispositive power with respect to his shares of Common Stock, including 9,046 shares of Common Stock which are held in a charitable foundation as to which Mr. Cleary disclaims any beneficial ownership.

(5)  Excludes shares beneficially owned by SICO.

                             EXECUTIVE COMPENSATION

     The SUMMARY COMPENSATION TABLE reflects all compensation awarded to, earned by or paid to each of the Company's five most highly compensated Executive Officers, including the chief executive officer, during fiscal year 1993, as well as all compensation awarded, earned or paid in the two previous fiscal years.

- --------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                                                     LONG TERM
                               ANNUAL COMPENSATION                                  COMPENSATION
- ---------------------------------------------------------------------------------  -------------
                                                                                       AWARDS
                                                                        OTHER       ------------
                                                                        ANNUAL        OPTIONS       ALL OTHER
            NAME AND                                                 COMPENSATION     GRANTED      COMPENSATION
       PRINCIPAL POSITION         YEAR   SALARY($)(1)    BONUS($)     ($)(2)(3)        (#)(5)       ($)(2)(4)
- --------------------------------  ----   -------------   ---------   ------------   ------------   ------------
Robert J. O'Toole                 1993      465,000       600,000       27,042         52,800         30,132
  Chairman, President and         1992      440,827       250,000       18,165         55,400         17,985
  Chief Executive Officer         1991      387,510        40,000          N/A         83,000            N/A
Glen R. Bomberger                 1993      282,000       265,000       22,899         16,300         18,274
  Executive Vice President and    1992      270,000       150,000       15,863         19,400         11,016
  Chief Financial Officer         1991      245,016        20,000          N/A         29,000            N/A
Rodney A. LeMense                 1993      282,000       250,000       18,616         16,300         18,274
  Executive Vice President        1992      270,000       160,000       17,233         19,400         11,016
                                  1991      245,016        80,000          N/A         29,000            N/A
Donald L. Dunaway                 1993      282,000       175,000       21,165         16,300         18,274
  Executive Vice President        1992      270,000        70,000       15,940         19,400         11,016
                                  1991      245,016        15,000          N/A         29,000            N/A
Samuel Licavoli                   1993      218,335       190,000       13,167         13,500         14,148
  President of A. O. Smith        1992      132,071       175,000       72,955         31,000         45,849
  Automotive Products Company,    1991          N/A           N/A          N/A            N/A            N/A
  a division of the Company

- --------------------------------------------------------------------------------

(1)  Includes amounts earned during 1993 even if deferred.

(2)  Disclosure of information for years prior to 1992 is not required.

(3)  Reflects amounts of tax reimbursements.

(4) All Other Compensation includes the amount of Company contributions under the Profit Sharing Retirement Plan (a 401(k) plan) and contributions under the Supplemental Benefit Plan for the 401(k) plan. Premiums paid on policies under the A. O. Smith Executive Life Insurance Plan are not included and do not benefit the named Executive Officers because the Company has the right to the cash surrender value of the policies.

(5)  See footnote (1) in Option Grants Table.

                              STOCK OPTION GRANTS

     The table below reflects the stock option grants made under the 1990 Long-Term Executive Incentive Compensation Plan to the five named Executive Officers during 1993.

- --------------------------------------------------------------------------------
                              OPTION GRANTS TABLE
- --------------------------------------------------------------------------------

                             Option Grants in 1993



                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS                                      FOR OPTION TERM(2)
- ---------------------------------------------------------------------------   -------------------------------
                                            % OF
                                            TOTAL
                                           OPTIONS
                               OPTIONS     GRANTED    EXERCISE
                              GRANTED(1)   TO ALL      PRICE     EXPIRATION   0%        5%            10%
            NAME                 (#)      EMPLOYEES    ($/SH)       DATE      ($)       ($)           ($)
- ----------------------------- ---------   ---------   --------   ----------   ---   -----------   -----------
Robert J. O'Toole
  Chairman, President and
  Chief Executive Officer       52,800      28.00%     $27.50     10/12/03    $0    $   914,760   $ 2,308,680
Glen R. Bomberger               16,300       8.65%      27.50     10/12/03     0        282,398       712,718
Rodney A. LeMense               16,300       8.65%      27.50     10/12/03     0        282,398       712,718
Donald L. Dunaway               16,300       8.65%      27.50     10/12/03     0        282,398       712,718
Samuel Licavoli                 13,500       7.17%      27.50     10/12/03     0        233,888       590,288
                              ---------   ---------                           ---   -----------   -----------
Totals                         115,200      61.15%      N/A         N/A       $0    $ 1,995,840   $ 5,037,120
                              ---------   ---------                           ---   -----------   -----------
                              ---------   ---------                           ---   -----------   -----------
All Stockholders (20,686,866
  shares of Class A Common
  Stock and Common Stock)       N/A         N/A         N/A         N/A        0    $358,399,953  $904,506,980
Named Executive Officers' %
  of Total Stockholders
  Equity                        N/A           .56%      N/A         N/A        0           .56%          .56%

- --------------------------------------------------------------------------------

(1) The 1993 options were granted by the Board of Directors subject to and contingent upon stockholder approval at the 1994 annual meeting of the proposed amendment to increase the authorized shares for the 1990 Long-Term Executive Incentive Compensation Plan. All options granted were options to acquire Common Stock. The options were granted on 10/12/93 and are first exercisable on 10/11/94. All options were granted at market value on the date of grant.

(2) The dollar values in these columns represent assumed rates of appreciation only, over the 10-year option term, at the 5% and 10% rates of appreciation set by the Securities and Exchange Commission rules as well as a 0% increase in value. These amounts are not intended to predict or represent possible future appreciation of the Company's Common Stock value. Actual gains, if any, on stock option exercises and Common Stock holdings depend on future performance of the Company's Common Stock and overall stock market conditions.

                        OPTION EXERCISES AND YEAR-END VALUES

     The table includes information related to options exercised by the five named Executive Officers during fiscal year 1993 and the number and value of options held at the end of the fiscal year.

- --------------------------------------------------------------------------------
                   OPTION EXERCISES AND YEAR-END VALUE TABLE
- --------------------------------------------------------------------------------

 Aggregated Option Exercises in Fiscal Year 1993, and December 31, 1993 Option
                                     Values

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1993 (#)       DECEMBER 31, 1993 ($)(1)
                           SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
          NAME             ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------  ---------------   ------------   -----------   -------------   -----------   -------------
Robert J. O'Toole
  Chairman, President
  and Chief Executive
  Officer                            0        $        0      391,800         52,800      $10,649,050     $ 435,600
Glen R. Bomberger                    0        $        0      138,800         16,300      $ 3,790,412     $ 134,475
Rodney A. LeMense(2)            76,900        $1,857,757            0         16,300      $         0     $ 134,475
Donald L. Dunaway               16,700        $  363,720      105,400         16,300      $ 2,830,162     $ 134,475
Samuel Licavoli                 31,000        $  525,412            0         13,500                0     $ 111,375

- --------------------------------------------------------------------------------

(1) Based on the difference between the option exercise price and the closing price on the American Stock Exchange of $35.75 for the Common Stock on December 31, 1993.

(2)  Mr. LeMense is retiring on March 31, 1994.

- --------------------------------------------------------------------------------
                             PENSION PLAN TABLE(1)
- --------------------------------------------------------------------------------

                                       YEARS OF SERVICE(3)
                    ---------------------------------------------------------
REMUNERATION(2)       10          20          25           30           35
- ---------------     -------     -------     -------     --------     --------
   $ 125,000        $18,864     $37,728     $47,160     $ 56,593     $ 66,025
     150,000         22,864      45,728      57,160       68,593       80,025
     175,000         26,864      53,728      67,160       80,593       94,025
     200,000         30,864      61,728      77,160       92,593      108,025
     225,000         34,864      69,728      87,160      104,593      115,641*
     250,000
    and Above**      36,599      73,197      91,496      109,796      115,641*

- --------------------------------------------------------------------------------

*   Maximum annual benefit payment in 1993 is $115,641.

** Maximum allowable salary that can be used in benefit calculation for 1993 is $235,840.

(1) The Pension Plan Table shows estimated annual benefits payable to an executive officer upon retirement under the A. O. Smith Retirement Plan, assuming retirement at year-end at age 65, and based upon specified compensation and years of service set forth in the Table. Benefit amounts were computed on a straight-life annuity basis and are not subject to any deduction for Social Security amounts.

(2) The compensation covered by the Plan is based on the average of the highest 5 years of annual compensation out of the last 10 years prior to retirement. The amount included in the calculation of compensation, as reflected in the Summary Compensation Table, is Salary. Compensation covered by the Plan does not include Bonus, Other Annual Compensation, Long Term Compensation or All Other Compensation amounts.

(2) Messrs. O'Toole, Bomberger, LeMense, Dunaway and Licavoli had 30, 33, 34, 30 and 1 years of service, respectively, at year-end.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Company's Executive Life Insurance Plan, some of the life insurance policies were purchased from Northwestern Mutual Life Insurance Company. Mr. Schuenke, a director of the Company, was the chief executive officer until September 30, 1993 and chairman until January 31, 1994 of Northwestern Mutual. The total amount paid by the Company in 1993 with respect to the policies was $648,482.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors who served as members of the Personnel and Compensation Committee Members during fiscal year 1993 are: Tom H. Barrett, Russell G. Cleary, Lloyd B. Smith, Arthur O. Smith and Thomas I. Dolan. Mr. Dolan, who became a committee member on April 9, 1992, was Chairman of the Board of Directors of the Company until March 31, 1992, and formerly was chief executive officer and president until March 1989. Mr. Dolan resigned from the Personnel and Compensation Committee on December 14, 1993. Mr. Lloyd B. Smith was formerly chief executive officer, chairman and president of the Company until his retirement as chairman in 1984. Mr. L. B. Smith retired from the Personnel and Compensation Committee and the Board of Directors of the Company on April 7, 1993.

     Mr. Arthur O. Smith is an executive officer and a director of SICO. Mr. Lloyd B. Smith retired as director and executive officer of SICO in May 1993. During 1993, the Company provided SICO consulting services, office space, directors', officers' and group insurance coverage and other miscellaneous services. The Company was reimbursed by SICO in the amount of $163,967 for the Company's costs relating to such services. Mr. Arthur O. Smith is a director of the Company and served on the Personnel and Compensation Committee of the Company in 1993. Mr. Lloyd B. Smith served as a director of the Company and member of the Personnel and Compensation Committee until his retirement in April 1993. Mr. Glen R. Bomberger, an executive officer and a director of the Company, is also a director and vice president-finance of SICO and served as a member of the compensation committee of SICO.

               BOARD PERSONNEL AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing an executive compensation program and for administering the executive compensation policies and plans of the Company. The Committee also determines the amount of compensation which the Company's chief executive officer and other executive officers receive annually.

     The Committee consists of four members, each of whom is an outside director of the Company. This report was prepared by the Committee to provide the Company's stockholders with a summary of its executive compensation policies and practices.

     The Committee has two primary objectives relating to the Company's executive compensation program. The first is to recruit and retain high quality executive leadership which is committed to achieving the current and long term successful and profitable operations of the Company's businesses. The other is to maintain an incentive compensation program which links executive pay to the Company's return on investment.

     In order to achieve these objectives, the Committee provides an executive compensation program at a level competitive with other comparably sized manufacturing companies. The Committee believes that return on investment provides the best measure of performance because it closely correlates the benefits to the stockholders with the financial incentives for the executives. The Committee has established ranges for financial incentives based upon return on investment, with smaller incentive payments for a modest return on investment and larger incentive payments for greater returns.

     The Company's executive compensation program consists of three components: base salary, short term incentive (bonus) compensation and long term incentive (stock options) compensation. In setting the executive compensation practices for the Company, the Committee compares the Company's executive compensation program with other companies' compensation programs for executives with similar management responsibilities. The companies surveyed include manufacturing businesses of similar size and the companies reflected in the Dow Auto Index, one of the comparables used in the Company's Performance Graph. The Committee also from time to time uses independent compensation consultants and executive compensation data bases for purposes of evaluating and reviewing the Company's executive compensation program.

     The Committee has designated certain executives, including the chief executive officer ("CEO"), for compensation under the executive compensation program in accordance with the performance criteria and standards described below.

BASE SALARY

     The Committee establishes competitive salary ranges for the executive officers, generally above the median level of the salary ranges in the survey referred to above. In addition, the Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company in determining the annual base salary level for the executive within the applicable salary range.

SHORT TERM INCENTIVE COMPENSATION

     Short term incentive compensation is provided under the Executive Incentive Compensation Plan ("EICP"). The EICP, consistent with the Company's philosophy of linking compensation to the Company's return on investment, provides an opportunity for executives to earn a cash bonus, the amount of which is based upon the Company's and/or the operating unit's return on investment. Each year the Committee sets minimum and maximum financial objectives for each of the business units and the corporation. Achievement of these financial objectives by the business or corporate units determines the amount of the Incentive Compensation Fund available for the award of individual executive bonuses.

     Incentive compensation, while predicated on the executive's unit meeting its financial objective, is also based upon achievement of strategic objectives established each year for the executive. Of the funds available, distribution of approximately half of the incentive compensation is based on return on investment and the other half is based upon accomplishment of the executive's strategic objectives, such as development of personnel, planning, maintenance of product leadership, continuous improvement programs and product and process research and development. In determining the amount of incentive compensation to be paid to an individual executive, the Committee considers the executive's scope of responsibility, contributions to profit improvement and attainment of the individual's strategic objectives. The Committee assigns relative weight values to these factors.

     The maximum amount of incentive compensation payable to an executive during any year is 200% of base salary. In order to be eligible for incentive compensation, executives are required to enter into annual contracts which obligate them to remain in the employment of the Company for the year.

     During 1993, the Company had a record return on investment and most of the operating units achieved satisfactory levels of return on investment. Accordingly, the Committee made incentive compensation awards to the participating executives based on the factors described above.

LONG TERM INCENTIVE COMPENSATION

     The Committee utilizes the shareholder approved 1990 Long-Term Executive Incentive Compensation Plan ("LTEICP") as another key component in carrying out the Company's philosophy of linking the executive compensation program to the stockholders' interests. The LTEICP consists of stock options which are granted annually to the executives at the current market price of the stock on the date of the grant. The survey data and studies by independent compensation consultants referred to above are utilized by the Committee in determining the size of the option grants to the executives. Pursuant to the LTEICP, executives enter into stock option agreements each year which reflect the specific terms of the stock option grants and terms of forfeiture should the executive leave the employment of the Company.

CEO COMPENSATION

     The Committee, in establishing the 1993 compensation program for the Chief Executive Officer, Robert J. O'Toole, employed the methodology, surveys and study conducted by an independent consulting firm previously described in this report. Mr. O'Toole's base salary for 1993 was established by the Committee after reviewing his accomplishments during the prior year, experience and service with the Company, and salaries of chief executive officers of similar sized manufacturing companies. Mr. O'Toole's bonus compensation for 1993 was directly related to the Company's record return on investment earned by the Company. The Committee made stock option grants to Mr. O'Toole under the LTEICP consistent with the methodology utilized in making grants to the other participating executives.

CONCLUDING REMARKS

     The Committee reviewed executive compensation during 1993 and concluded that the stockholders' interests were well served by the executive compensation program. The Committee will continue to monitor and evaluate its executive compensation program on an ongoing basis and make any adjustments determined to be appropriate. The proposed regulations issued by the Internal Revenue Service which implement the new deduction limitations for executive compensation are being studied and the Committee intends to review various alternatives for preserving the deductibility of executive compensation.

                       PERSONNEL & COMPENSATION COMMITTEE

Tom H. Barrett, Chairman     Arthur O. Smith, Member
Thomas I. Dolan, Member      Russell G. Cleary, Member

                               PERFORMANCE GRAPH

     The graph below shows a five year comparison of the cumulative shareholder return on the Company's common stock with the cumulative total return of companies on the S&P 500 Composite Index and the Dow Automotive Index (without tire and rubber), both of which are published indexes.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 from December 31, 1988 to December 31, 1993



                                                                                Dow Automotive
Measurement Period              A. O. SMITH             S&P 500                 Index (without
(Fiscal Year Covered)           CORPORATION             Composite Index         Tire and Rubber)
- ---------------------           -----------             ---------------         ----------------
12/31/88                        $100.00                 $100.00                 $100.00
12/31/89                          88.72                  131.64                   98.77
12/31/90                         110.57                  127.53                   86.80
12/31/91                         135.47                  166.43                  106.59
12/31/92                         296.34                  179.15                  136.74
12/31/93                         570.53                  197.20                  178.94

Assumes $100 invested with reinvestment of dividends

                      COMPLIANCE WITH SECTION 16(A) OF THE
                            SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

     Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons during fiscal year 1993, the Company believes that all filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were met.

                   AMENDMENTS TO AND RESTATEMENT OF THE 1990
                LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN

GENERAL

     The proposed amendments to the 1990 Long-Term Executive Incentive Compensation Plan (the "Plan") would increase the number of shares of Common Stock authorized under the Plan by reserving an additional 1,000,000 shares, add a provision to limit the maximum number of shares available for option grants to any participant in any Plan year to 150,000 shares, and restate the Plan to reflect these amendments and certain stock changes made during 1993 (the "Proposed Amendments"). The Plan, effective January 1, 1990, was originally approved by the stockholders at the 1990 annual meeting, after being approved and adopted by the Board of Directors on October 10, 1989. The Plan superseded and replaced, as of the effective date, the 1980 Long-Term Executive Incentive Compensation Plan. The text of the Plan, as proposed to be amended and restated, is set forth on Exhibit A hereto and the description of the Plan which appears herein is qualified in its entirety by reference to such text.

     On February 23, 1994, the per share closing price of both the Class A Common Stock and the Common Stock on the American Stock Exchange was $36.50.

VOTE REQUIRED

     The affirmative vote of a majority of the votes of the shares of Class A Common Stock and Common Stock outstanding and entitled to vote at the meeting is required for approval of the Proposed Amendments. Refer to the General Information Section on pages 1 and 2 of the proxy statement for a more detailed discussion of the vote required. SICO, which on the Record Date had the right to vote approximately 72.6% of the outstanding Class A Common Stock and Common Stock (see "Principal Shareholders" herein) has advised the Company that it will vote all such shares for approval of the Proposed Amendments. Accordingly, approval of the Proposed Amendments is assured. The Board of Directors recommends that stockholders vote FOR approval of the Proposed Amendments.

PURPOSE

     The Plan, under which options may be granted until December 31, 1999, was adopted to permit the Company to attract and retain executive personnel possessing outstanding ability; to motivate executive personnel by means of growth-related incentive to achieve long-range growth goals; to provide incentive compensation opportunities competitive with other major corporations; and to further the identity of interest of participants with those of the Company's stockholders through opportunities for increased stock ownership.

STOCK SUBJECT TO THE PLAN

     The Plan currently reserves 1,000,000 shares of authorized Class A Common Stock and Common Stock or treasury shares for issuance under the Plan. As of February 23, 1994, 25,400 shares remained available for future grants of options. The Proposed Amendments reserve an additional 1,000,000 shares of Common Stock and limit any future option grants to Common Stock. The proposed increase reflects the need for additional shares for options which may be granted in 1994 and subsequent years and which were granted in 1993 subject to stockholder approval. The Plan provides for adjustments to reflect future stock dividends (other than in lieu of an ordinary cash dividend), split-ups, recapitalizations, reorganizations, combinations of shares, mergers, consolidations and the like.

AWARDS UNDER THE PLAN

     Certain of the options under the Plan are designed to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986 ("Incentive Stock Options") and the remainder of the options under the Plan are non-statutory options, i.e., options that are not Incentive Stock Options. All options already granted under the Plan are non-statutory options.

     The Plan is administered by the Personnel and Compensation Committee of the Board of Directors, consisting of not less than three members of the Board who are not, and for one year, have not been eligible to be participants in the Plan (the "Committee"). The Committee has authority to interpret the provisions of the Plan, determine the number of shares of stock subject to each option and prescribe when the options may be exercised and any limitations upon the exercise of options or any restrictions upon transferability of shares acquired pursuant to the exercise of options. The Plan gives the Committee authority to allow payment of the option price of any option granted under the Plan with previously acquired shares of stock.

     Options are granted to purchase Common Stock at fair market value on the date of grant, as reasonably determined by the Committee. The Proposed Amendments limit the maximum number of shares available for option grants to any Plan participant in any Plan year to 150,000 shares. Options may be granted for a period of not less than eleven months and twenty-nine days nor more than ten years. The aggregate fair market value, determined as of the time of grant, of stock with respect to which any Incentive Stock Option granted under the Plan or any other plan of the Company is exercisable for the first time by a participant during any calendar year may not exceed $100,000.

ELIGIBILITY

     Key employees (including executive officers) of the Company, its subsidiaries and affiliated corporations in which the Company has an equity interest ("affiliated subsidiaries") are eligible to receive options under the Plan. It is expected that participation in the future will be limited as it has been in the past to present and future executives of the Company, its subsidiaries and affiliated subsidiaries. Currently, the number of such individuals is 16.

EXERCISE OF OPTIONS

     Options granted under the Plan are exercisable on such date(s) and during such period and for such number of shares as shall be determined by the Committee pursuant to the provisions of the agreement evidencing such option, subject to the provisions of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     In general, a participant will not recognize any regular federal taxable income at the time of grant or exercise of an Incentive Stock Option. If the participant holds the stock acquired through exercise of an Incentive Stock Option for at least one year from the date of exercise and at least two years from the date of grant, upon sale the difference between the amount realized and the option price of the stock will be taxed as long-term capital gain or loss and the Company will not be entitled to any deduction with respect to the exercise of the option. If these holding periods are not satisfied, at the time of disposition the amount by which the fair market value of the stock on the date of exercise exceeds the option price will be taxed as ordinary income to the participant and will be deductible by the Company. Any additional gain will be treated as a capital gain. The amount of ordinary income (and the Company's deduction) is limited to the excess of the amount realized over the option price.

     The exercise of an Incentive Stock Option can result in a federal alternative minimum tax liability. In calculating a participant's alternative minimum tax, an Incentive Stock Option is treated as a non-statutory stock option. A participant pays the federal alternative minimum tax when it exceeds the regular federal tax liability for the same year.

     The grant of non-statutory options will not result in any federal taxable income to participants. Upon exercise, the amount by which the fair market value of the stock acquired exceeds the option price will be taxed as ordinary income to the participant and will be deductible by the Company. Upon sale of the stock, the difference between the amount realized and fair market value used to calculate gain at exercise will give rise to capital gain or loss.

     In general, a participant will not recognize income or loss on shares of Company stock used to acquire shares of stock covered by an option. However, if the shares delivered in payment of the option price were previously acquired by the participant through an Incentive Stock Option or under certain other types of employee plans, and if the applicable holding period requirements for such shares are not satisfied, income will be recognized as described above for the early disposition of Incentive Stock Options.

     The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Internal Revenue Code of 1986 have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.

FUTURE AMENDMENTS

     The Board of Directors, without further approval by the stockholders, may amend the Plan from time to time in such respects as the Board deems advisable, except that, without prior approval of the stockholders, no amendment may increase the maximum number of shares which may be awarded or for which options may be granted under the Plan; reduce the minimum option price which may be established under the Plan; extend the term of the Plan; change or add to the classes of employees eligible to receive options; or withdraw the authority to administer the Plan from the Committee. No amendment will, without the participant's consent, alter or impair any of the rights or obligations under any option previously granted to him under the Plan.

                     PLAN BENEFITS AS A RESULT OF AMENDMENT

  A. O. Smith Corporation 1990 Long-Term Executive Incentive Compensation Plan

                                                       DOLLAR          NUMBER OF
                    NAME AND POSITION                 VALUE ($)         UNITS(1)
        ------------------------------------------    ---------     ----------------
        Robert J. O'Toole                                --          52,800 shares
          Chairman, President and                                   of Common Stock
          Chief Executive Officer
        Glen R. Bomberger                                --          16,300 shares
          Executive Vice President and                              of Common Stock
          Chief Financial Officer
        Rodney A. LeMense                                --          16,300 shares
          Executive Vice President                                  of Common Stock
        Donald L. Dunaway                                --          16,300 shares
          Executive Vice President                                  of Common Stock
        Samuel Licavoli                                  --          13,500 shares
          President of A. O. Smith                                  of Common Stock
          Automotive Products Company,
          a division of the Company
        Current Executive Officers                       --          177,200 shares
          as a Group (14 persons)                                   of Common Stock
        Non-Executive Officer                            --          11,200 shares
          Employees as a Group (2 persons)(2)                       of Common Stock

- ----------------

(1) The options were granted by the Board of Directors on October 12, 1993, subject to approval by the stockholders at the April 13, 1994 Annual Meeting. See footnote(1) in Option Grants Table.

(2) Non-employee Directors of the Company are not eligible to participate in the Plan. No associates of any Directors, Executive Officers or nominees are eligible to participate in the Plan and no other person received or will receive 5% of such options.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Ernst & Young, Certified Public Accountants, as the Company's independent auditors for 1994. The action of the Board of Directors was taken upon the recommendation of its Audit Committee.

     Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Board's action in appointing Ernst & Young as the Company's independent auditors. Should such appointment not be ratified, the Board of Directors will reconsider the matter. A representative of Ernst & Young is expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     The Company has received proposals from two stockholders who have informed the Company of their intentions to present proposed resolutions at the annual stockholders meeting. Mr. John J. Gilbert, 1165 Park Avenue, New York, New York 10128-1210, has submitted a proposed resolution on cumulative voting in the election of directors. Mr. Gilbert is the owner of 100 shares of Common Stock and 200 shares of Class A Common Stock of the Company. The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, have submitted a proposed resolution relating to maquiladora operations. The Adrian Dominican Sisters are the owners of 25,000 shares of Common Stock of the Company.

     The proposed resolutions and the statements in support thereof are presented below as received from the stockholders. The Board of Directors has recommended votes against both stockholder proposals for the reasons discussed in the Company's responses.

                              STOCKHOLDER PROPOSAL
                                       ON
                 CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

     RESOLVED, that the stockholders of A. O. Smith Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

                                    REASONS

     Continued support along the lines we suggest were shown at the last annual meeting when 11.7%, 408 owners of 893,678 shares, were cast in favor of this proposal. The vote against included * unmarked proxies. *(Management was requested to insert the correct figures but does not know the total number of unmarked proxies.)

     There has been continued improvement in stockholders relations, however, Robert O'Toole, who conducted a nice meeting, was the only director present, as well as the secretary, the representative of the auditing firm and myself, at the last annual meeting.

     A. O. Smith is a fine company. Nevertheless, cumulative voting is needed to get directors on the board to see that the stockholders meeting is held in Milwaukee or rotated like some of its good customers do. General Motors is a good example and A. O. Smith should follow their example.

     Many other successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example, in spite of still having a stagger system of electing directors, Ingersoll-Rand, which has cumulative voting, won two awards. In FORTUNE magazine it was ranked second as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels."

     A law enacted in California provides that all state pension holding, as well as state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

THE BOARD OF DIRECTORS AND MANAGEMENT DO NOT AGREE WITH THE ABOVE PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

     A similar proposal on cumulative voting has been submitted to the stockholders at the last two annual meetings of the stockholders. Both times the stockholders disapproved the resolution by at least 86% of the votes cast.

     We continue to believe that this method of electing directors is not in the best interests of the Company or its stockholders. The cumulative voting system permits the holders of a small minority of shares or special interest groups to elect one or more directors to represent their interests on the Board. A director elected in this way might be primarily concerned about representing and acting in the interests of these minority or special interest groups rather than the interests of all stockholders. The potential for partisanship among directors could interfere with the effective functioning of the Board.

     The directors have a duty to manage the business and affairs of the Company in the best interests of all stockholders. In our opinion, cumulative voting would not be beneficial to our directors in fulfilling their obligations to all of our stockholders.

     For all these reasons, the Board of Directors and Management recommend a vote AGAINST this stockholder proposal.

                 STOCKHOLDER PROPOSAL ON MAQUILADORA OPERATIONS

     WHEREAS, International trade has a significant impact on the environment and on people's ability to meet basic needs;

     The socially-concerned proponents of this resolution have pursed implementation of environmental standards and socially responsible conduct in the maquiladora workplace for more than five years and firmly believe there is need for strict, enforceable standards of conduct for corporations operating in Canada, Mexico and the United States.

     In past years, over twenty U.S. corporations have been urged to adopt standards of conduct relative to their maquiladora operations in Mexico. These standards address:

          Responsible practices for handling hazardous wastes and protecting the environment: Corporations must be guided by the principle that they will follow regulations setting forth high standards of environmental protection and secure the best possible protections of the environment.

          Health and safety practices: Corporations must be guided by the principles that they will follow regulations setting forth high standards of occupational safety and health.

          Fair employment practices and standard of living: Corporations must respect workers' basic rights and human dignity.

          Community impact: Corporations must recognize social responsibility to communities in which they locate facilities and promote community economic development and improvements in quality of life.

     The United Nations Declaration of Human Rights states everyone has the right to "just and favorable conditions of work," "protection against unemployment," "equal pay for equal work," "just and favorable remuneration ensuring...an existence worth of human dignity," "protection against unemployment," and "join trade unions." (Article 23) "rest and leisure, including reasonable limitation of working hours," (Article 24) "a standard of living adequate for health and well being." (Article 25)

     Debate in the U.S., Canada and Mexico about the North American Free Trade Agreement (NAFTA) exposed major problems with the maquiladora industry. These include severe environmental problems resulting from corporate irresponsibility, major workplace hazards and wages at such low levels as to be inadequate to feed an employee's family. U.S. officials responded by drafting side agreements on labor and the environment. We urge official corporate policy to correct past problems and chart a new course for the future.

     THEREFORE, BE IT RESOLVED, the shareholders request the Board of Directors to institute as official corporate policy that as our company continues to expand its business in Mexico, it will evaluate the environmental and human rights context in which we operate. The policy should include:

     1. Prepare a publicly available plan explaining how we will improve work conditions, health benefits, vocational training and salaries to economically and socially responsible levels.

     2. Disclose policies to prevent environmental harm, repair damaged environment where corporate practices may have caused destruction and prevent cross border dumping of toxic waste.

     3. Publish plans and progress in supporting infrastructure needs and community economic development.

     4. Support the establishment of a council, with equal representation from Canada, Mexico and the United States, to monitor progress in raising the standards of labor, health and environmental to meet goals for sustainable economic development.

THE BOARD OF DIRECTORS AND MANAGEMENT DO NOT AGREE WITH THE ABOVE PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

     The Company is committed to the welfare of its employees and the safe operation of its plant facilities on a worldwide basis. The Company strives to be both a good employer and a good corporate citizen with respect to all of its operations. We believe that the existing corporate philosophy and practices of the Company adequately address all of the matters described in the proposal.

     In the areas of health, safety and the environment, we treat our Mexican operations in the same manner as our other plants by complying with all safety, health and environmental regulations at national, regional and local levels. Our employees receive training on proper handling of materials and are provided with the same protective clothing and devices for any hazardous materials as their U.S. coworkers. Wages and benefits for our employees in all countries are established to attract and retain a competent, stable and dedicated workforce. We provide our employees with excellent working conditions, including adequate tools and training, to do their jobs and manufacture quality products for our customers. The Company also actively works in the local communities to improve the standard of living of its employees and contributes to government-sponsored housing programs.

     Our Mexican operations compare favorably to any of our other facilities worldwide, both in terms of work environment and employment conditions, as well as the capability of producing world class products for our customers. We believe that our Company has adequately addressed the employment, work environment and social issues described in the stockholder proposal for all our plant facilities and employees on a worldwide basis.

     Our Company's practices relating to its employees and business operations are designed and developed in full compliance with applicable laws and regulatory requirements of all countries in which our employees and plant facilities are located. We, therefore, believe that this proposal for the development of additional plans and policies and other activities is simply unnecessary.

     For all these reasons, the Board of Directors and Management recommend a vote AGAINST this stockholder proposal.

                                 OTHER BUSINESS

     Management is not aware of any matters other than those stated above which may be presented for action at the meeting, but should any matter requiring a vote of the stockholders arise, it is intended that proxies solicited will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

                         DATE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1995 annual meeting of stockholders must be received by the Company no later than November 3, 1994, to be included in the materials for the 1995 meeting.

March 3, 1994

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                                                       EXHIBIT A

                            A. O. SMITH CORPORATION
              1990 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1994

1.   PURPOSE

     The purpose of the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan ("Plan") is to induce key employees to remain in the employ of
A. O. Smith Corporation ("Company") or Subsidiaries or Affiliates of the Company, and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will (1) attract and retain executive personnel possessing outstanding ability; (2) motivate executive personnel, by means of growth related incentive, to achieve long-range growth goals; (3) provide incentive compensation opportunities which are competitive with those of other major corporations; and (4) further the identity of interest of participants with those of the corporation's stockholders through opportunities for increased stock ownership.

2.   EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall have a term of ten years from and after January 1, 1990, the date adopted by the Board of Directors subject to approval by the stockholders of the Company. The Plan supersedes and replaces, on the effective date, the A.
O. Smith Corporation 1980 Employees' Stock Option Plan. The Board of Directors, without further approval of the stockholders may terminate the Plan at any time but no termination shall, without the Participant's consent, alter or impair any of the rights under any option theretofore granted to him under the Plan. The Amended and Restated Plan shall be effective as of January 1, 1994, the effective date adopted by the Board of Directors subject to approval by the stockholders of the Company.

3.   DEFINITIONS

     (a) Affiliate: Means any corporation in which the Company has 50 percent or less ownership.

     (b)  Awards: Means the awards granted by the Committee under the Plan.

     (c)  Board of Directors: Means the Board of Directors of the Company.

     (d)  Committee: Means the Committee referred to in Section 4 hereof.

     (e) Common Stock: Means the Common Stock, par value $1 per share, of the Company.

     (f) Disability Date: Means the date on which a participant becomes eligible for disability benefits from the A. O. Smith Retirement Plan or such similar or successor plan.

     (g) Disinterested Person: Means any director who at the time of acting is not eligible, and has not at any time within one year prior thereto been eligible, for selection as a participant in the Plan or as a person to whom stock may be allocated or to whom stock options may be granted pursuant to any other Plan of the Company entitling the Participants therein to acquire stock or stock options of the Company.

     (h) Employee: Means any full-time managerial, administrative or professional employee (including any officer or director who is such an employee) of the Company, or any of its Subsidiaries or Affiliates.

     (i) Fair Market Value: Means the market value of the Common Stock as reasonably determined by the Committee on the date the option is granted.

     (j) Normal Retirement Date: Shall have the meaning set forth in the A. O. Smith Retirement Plan.

     (k) Operating Unit: Means any division of the Company, or any Subsidiary or any Affiliate, which is designated by the Committee to constitute an Operating Unit.

     (l) Participant: Means an Employee who is selected by the Committee to participate in the Plan.

     (m) Subsidiary: Means any corporation in which the Company has more than 50 percent of the ownership.

     (n)  Plan Year: Means the twelve months ending December 31st.

4.   ADMINISTRATION

     The Plan shall be administered by a committee which shall consist of not less than three (3) members of the Board of Directors of the Company, each of whom is a Disinterested Person. The Committee shall be appointed from time to time by the Board of Directors which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee is expressly authorized to hold Committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable and to interpret the terms and conditions of the Plan.

5.   ELIGIBILITY

     Employees who, in the opinion of the Committee, are key employees and have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Company shall be eligible to be granted options to purchase shares of Common Stock of the Company ("Shares") under the Option Plan. The Committee shall, from time to time, choose from such eligible Employees those to whom options shall be granted.

     A Participant shall not be granted an option unless he enters into an agreement with the Company that he will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the option is granted) or until his earlier retirement, at the pleasure of the Company, and at such compensation as it shall reasonably determine from time to time. The agreement shall provide that it does not confer upon the Employee any right to continue in the employ of the Company or of any such Subsidiary or Affiliate, neither shall it, except for said period of at least 12 months, restrict the right of the Employee to terminate employment at any time.

6.   AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine those Employees who shall be Participants, the price at which options shall be granted, the term of the option (except in no case shall an option term be less than eleven months and twenty-nine days nor more than ten years) and the number and kind of Shares to be subject to each option.

7.   FORM OF OPTION

     Options granted under the Plan shall be Incentive Stock Options, non-qualified stock options, or some combination thereof.

8.   OPTION PRICE AND MAXIMUM NUMBER OF OPTION SHARES

     The option price will be determined by the Committee at the time the option is granted and shall be 100 percent of the Fair Market Value of the Common Stock at the date of the grant. The maximum number of Shares with respect to which options may be granted during any Plan Year to any Participant shall be 150,000 Shares.

9.   WITHHOLDING

     The Company shall have the right to deduct and withhold from any cash otherwise payable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold federal, state or local income or FICA taxes incurred by reason of the grant or exercise of an option.

10. EXERCISE OF OPTIONS

     Each option granted under the Option Plan will be exercisable on such date or dates and during such period and for such number of Shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the Participant or in the event the Participant leaves the employ of the Company or has his employment terminated by the Company. The purchase price of any option may be paid (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering previously acquired Shares valued at their fair market value as determined by the Committee; or (c) with the consent of the Committee, by any combination of (a) and (b).

11. NON-TRANSFERABILITY

     Options under the Plan are not transferable otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by such Participant.

12. AGREEMENTS

     Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form as the Committee shall from time to time adopt.

13. ADJUSTMENT OF NUMBER OF SHARES

     In the event a dividend shall be declared upon the Common Stock of the Company payable in Shares (other than a stock dividend declared in lieu of an ordinary cash dividend), the number of Shares then subject to any such option and the number of Shares reserved for issuance pursuant to the Plan but not yet covered by an option, shall be adjusted by adding to each Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event the outstanding Shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of Shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of Shares, merger or consolidation, then there shall be substituted for each Share reserved for issuance pursuant to the Plan, but not yet covered by an option, the number and kind of Shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph in the number or kind of outstanding Shares or of any stock or other security into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for issuance pursuant to the Plan, but not yet covered by an option, and of the Share then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement. The option price in each stock option agreement for each Share or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the option price in such agreement for each Share prior to such substitution or adjustment by the number of Shares or the fraction of a share substituted for such Share or to which such Share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company in any stock option agreement to sell a fractional Share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

14. SHARES AVAILABLE

     There shall be reserved, for the purpose of the Plan, a total of 2,000,000 Shares of Common Stock (or the number and kind of Shares of stock or other securities which, in accordance with Section 13 hereof, shall be substituted for said Shares or to which said Shares shall be adjusted). Such Shares may be, in whole or in part, authorized and unissued Shares or issued Shares which shall have been reacquired by the Company. In the event that (i) an option granted under the option plan to any employee expires or is terminated unexercised as to any Shares covered thereby, or (ii) Shares are forfeited for any reason under the Plan, such Shares shall thereafter be available for the granting of options under the Plan.

15. EXPENSES

     The expenses of administering the Plan shall be borne by the Company.

16. NON-EXCLUSIVITY

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

17. AMENDMENT

     The Board of Directors, without further approval of the stockholders, may from time to time amend the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders which would (a) increase the maximum number of Shares which may be awarded, or for which options may be granted, in the aggregate under the Plan; (b) reduce the minimum option price which may be established under the Plan; (c) change or add to the classes of employees eligible to receive options; or (d) withdraw the authority to administer the Plan from the Committee. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any option theretofore granted to him under the Plan.

                                       LOGO

A.O. SMITH CORPORATION
P.O.BOX 23973
Milwaukee, WI 53223-0973

                         PROXY - CLASS A COMMON STOCK
                          THIS PROXY IS SOLICITED ON
                       BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of
A. O. Smith Corporation to be held on April 13, 1994, at 9:00 a.m., Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.


1. ELECTION OF    FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY   [ ]
   DIRECTORS      (except as marked to the contrary    to vote for All Nominees
                  below)                               listed below

TOM H. BARRETT, GLEN R. BOMBERGER, THOMAS I. DOLAN, ROBERT J. O'TOOLE, DONALD J. SCHUENKE AND ARTHUR O. SMITH

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- -------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AMENDMENTS TO THE 1990 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN:
                    FOR [ ]  AGAINST  [ ]  ABSTAIN [ ]

3. PROPOSAL TO APPROVE THE RATIFICATION OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF THE CORPORATION:
                    FOR [ ]  AGAINST  [ ]  ABSTAIN [ ]

4. STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING IN THE ELECTION OF
DIRECTORS:
                    FOR [ ]  AGAINST  [ ]  ABSTAIN [ ]

5. STOCKHOLDER PROPOSAL RELATING TO MAQUILADORA OPERATIONS:
                    FOR [ ]  AGAINST  [ ]  ABSTAIN [ ]
          (continued, and to be signed and dated, on the other side)


PROXY NO.                                                          NO. OF SHARES

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

     Please sign exactly as your name appears below, date and return this proxy.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AGAINST PROPOSALS 4 AND 5.

                            Date__________________________________________, 1994

                            Signature___________________________________________

                            Signature___________________________________________
                            When signing as attorney, executor, administrator trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the proxy.



     If you also hold Common Stock, please fill out the green Common Stock proxy.

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

A. O. SMITH CORPORATION
P.O. Box 23973
Milwaukee, WI 53223-0973

                            PROXY -- COMMON STOCK
                          THIS PROXY IS SOLICITED ON
                       BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of A. O. Smith Corporation to be held on April 13, 1994, at 9:00 a.m., Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.


1.  ELECTION OF    FOR all nominees listed below [ ]    WITHHOLD AUTHORITY [ ]
    DIRECTORS      (except as marked to the             to vote for All
                   contrary below)                      Nominees listed below

          Russell G. Cleary, Leander W. Jennings, and Dr. Agnar Pytte

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AMENDMENTS TO THE 1990 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN:
                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

3. PROPOSAL TO APPROVE THE RATIFICATION OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF THE CORPORATION:
                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

4.  STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING IN THE ELECTION OF
DIRECTORS:
                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

5.  STOCKHOLDER PROPOSAL RELATING TO MAQUILADORA OPERATIONS:

                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

           (continued, and to be signed and dated, on the other side)


PROXY NO.                                                    NO. OF SHARES

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

        Please sign exactly as your name appears below, date and return this proxy.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.


                                      Date_______________________________, 1994

                                      Signature_______________________________

                                      Signature_______________________________
                                      When signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please add your full title as such.  If
                                      shares are held by two or more persons,
                                      all holders must sign the proxy.





        If you also hold Class A Common Stock, please fill out the white Class A Common Stock proxy. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.